HURCO COMPANIES, INC.

                LOST SECURITIES AFFIDAVIT FOR EQUISERVE ACCOUNTS
                        (SAFECO INSURANCE CO. OF AMERICA)



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NAME(S) IN WHICH SHARES ARE REGISTERED

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CURRENT STREET ADDRESS, CITY, STATE, AND ZIP

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SOCIAL SECURITY NUMBER/TAX IDENTIFICATION NUMBER ON ACCOUNT

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DAYTIME TELEPHONE #         EVENING TELEPHONE #

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NUMBER OF SHARES




NUMBER(S) OF LOST CERTIFICATES:

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By signing this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) of the shares described on this form; (b) (we) reside at the address set forth on this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the "Lost Securities"); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor my (our) rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, deposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to me (us), in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities for EquiServe Accounts for the purpose of inducing the issuance of new or replacement Securities ("Replacement Securities") in lieu of the said Lost Securities, or the distribution to me (us) of proceeds (including liquidation) thereof; (h) I (we) agree to surrender immediately the Lost Securities for cancellation should they at any time, come into my (our) or any other person's possession, custody, or control and (i) I (we) agree that this Lost Securities Affidavit for EquiServe Accounts may be delivered to and made part of the SAFECO Bond No. 5926165.

I (we) hereby agree(s) in consideration of the issuance of (1) such replacement Securities in lieu of the Lost Securities, or of the distribution to me (us) of the proceeds therefrom, and (2) the assumption by SAFECO of liability therefor under the Safeco Blanket Bond, the undersigned, and his/her/their heirs, successors and assigns, agree to indemnify, protect and save harmless SAFECO, EquiServe Trust Company, N.A. and EquiServe, Inc. and Hurco Companies, Inc., jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, costs and damages to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, my (our) requested action herein (or any other action arising out of or relating to the Replacement or Lost Securities), or SAFECO's assumption of liability under its blanket bond described above.

Hurco Companies, Inc. has agreed to pay the surety premiums ($20.00 per account) associated with lost certificates for shares owned by those stockholders who are eligible to participate in Hurco's outstanding Offer to Purchase. If some or all of your certificates have been lost, stolen, or destroyed, you must complete this form and submit it with your properly completed Letter of Transmittal in order to validly participate in the Offer.



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                   SIGNATURE OF OWNER            SIGNATURE OF CO-OWNER, IF ANY


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